UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2022
Keurig Dr Pepper Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 South Avenue, Burlington, Massachusetts 01803
(Address of principal executive offices, including zip code)
781-418-7000
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	KDP	The Nasdaq Stock Market LLC

Item 2.02. Results of Operations and Financial Condition.
The information contained in this Item 2.02, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as expressly set forth by specific reference in such a filing.
On October 27, 2022, Keurig Dr Pepper Inc. (the "Company") issued a press release announcing the Company's financial results for the third quarter and first nine months ended September 30, 2022. A copy of such press release is attached as Exhibit 99.1 and is also available on the Company’s web site at http://www.keurigdrpepper.com.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Keurig Dr Pepper Inc. Press Release dated October 27, 2022 - "Keurig Dr Pepper Reports Strong Q3 2022 Results"
104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEURIG DR PEPPER INC.
Dated: October 27, 2022
	By:	/s/ Anthony Shoemaker
		Name:	Anthony Shoemaker
		Title:	Chief Legal Officer, General Counsel and Secretary